Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-8 No. 333-181077) pertaining to the Ares Commercial Real Estate Corporation 2012 Equity Incentive Plan
(2)    Registration Statement (Form S-8 No. 333-225891) pertaining to the Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan
(3)    Registration Statement (Form S-8 No. 333-265422) pertaining to the first amendment of the Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan and,
(4)    Registration Statement (Form S-3 No. 333-265937) of Ares Commercial Real Estate Corporation

of our reports dated February 21, 2024, with respect to the consolidated financial statements of Ares Commercial Real Estate Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Ares Commercial Real Estate Corporation and subsidiaries included in this Annual Report (Form 10-K) of Ares Commercial Real Estate Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Los Angeles, California
February 21, 2024